SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 21, 1998


                               Twinlab Corporation

         Delaware                       0-21003                11-3317986
-----------------------------       ----------------      ----------------------

(State or other jurisdiction        (Commission File         (IRS Employer
     of incorporation)                   Number)          Identification No.)

     150 Motor Parkway, Hauppauge, New York                    11788
     --------------------------------------                  ----------

     (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:       (516) 467-3140



          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.


        On August 21, 1998, Twinlab Corporation ("Twinlab" or the "Company") completed the acquisition of all of the outstanding capital stock of PR Nutrition, Inc. ("PR") from William Logue, Sheri Sears and Barry Nussbaum (the "Acquisition"). The consideration for the Acquisition was 1,150,000 shares of common stock of the Company. The consideration was negotiated based upon the price of the common stock of the Company during the course of the negotiation of the Acquisition. The Acquisition is being treated as a pooling of interests for accounting purposes.

         PR  is  a  San  Diego  based  company  that  markets  and   distributes
nutritionally enhanced sports performance and nutrient replacement products, including food bars and drink powders.

        The foregoing description of the Acquisition is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, dated as of August 19, 1998, by and among Twinlab, Twin Laboratories Inc., William Logue, Sheri Sears and Barry Nussbaum which has been previously filed.


ITEM 7.              EXHIBITS.

2.1 Stock Purchase Agreement, dated as of August 19, 1998 by and among Twinlab, Twin Laboratories, Inc., William Logue, Sheri Sears and Barry Nussbaum.*

-----------------
*Previously filed.


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

                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



October 2, 1998                             TWINLAB CORPORATION



                                            By:   /s/ Ross Blechman
                                                  -----------------
                                                   Ross Blechman
                                                   President


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